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EXHIBIT 11.01

RECONCILIATION OF NET INCOME (LOSS) AND PRO FORMA NET INCOME (LOSS) PER COMMON SHARE AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

                                                                                  THREE         THREE          TWELVE
                                                                                  MONTHS        MONTHS         MONTHS
                                                                  YEAR ENDED      ENDED         ENDED          ENDED
                                                                 SEPTEMBER 30   DECEMBER 31   DECEMBER 31    DECEMBER 31
                                                                 ------------   -----------   -----------    -----------
                                                                    1998           1997          1998           1998
                                                                 ------------   -----------   -----------    -----------
                                                                               (UNAUDITED)                   (UNAUDITED)
Net Income (Loss) Per Share -  Basic:
   NUMERATOR:
      Net income (loss) before extraordinary item - basic
      Extraordinary item, net of taxes

      Net income (loss) - basic

   DENOMINATOR:

     Weighted average shares outstanding - basic

     Income (loss) per share before extraordinary
        item - basic
     Extraordinary item

     Net income (loss) per share - basic


Net Income (Loss) Per Share - Diluted
   NUMERATOR:
   Diluted:
      Income (loss) before extraordinary item
      Dilutive effect of TIDES securities, net of taxes
      Income (loss) before extraordinary item - diluted
      Extraordinary item, net of taxes

      Net income (loss) - diluted


   DENOMINATOR:

      Weighted average shares outstanding - basic
      Dilutive effect of options
      Dilutive effect of weighted average of
        TIDES securities outstanding

      Weighted average shares outstanding - diluted


     Income (loss) per share before extraordinary
       item - diluted
     Extraordinary item

     Net income (loss)  per share - diluted


If anti-dilutive, see diluted computation below, without the conversion of the TIDES

                                                                      YEAR              YEAR
                                                                      ENDED             ENDED
                                                                   DECEMBER 31        DECEMBER 31
                                                                  ------------        -----------
                                                                       1999               2000
                                                                  ------------        -----------
Net Income (Loss) Per Share -  Basic:
   NUMERATOR:
      Net income (loss) before extraordinary item - basic            $(59,959)          $47,254
      Extraordinary item, net of taxes                                    918               --
                                                                     --------           -------
      Net income (loss) - basic                                      $(60,877)          $47,254
                                                                     ========           =======
   DENOMINATOR:

     Weighted average shares outstanding - basic                       37,922            45,209
                                                                     ========           =======
     Income (loss) per share before extraordinary
        item - basic                                                 $  (1.58)          $  1.05
     Extraordinary item                                                  0.03                --
                                                                     --------           -------
     Net income (loss) per share - basic                             $  (1.61)          $  1.05
                                                                     ========           =======

Net Income (Loss) Per Share - Diluted
   NUMERATOR:
   Diluted:
      Income (loss) before extraordinary item                        $(59,959)          $47,254
      Dilutive effect of TIDES securities, net of taxes                 1,131             4,688
                                                                     --------           -------
      Income (loss) before extraordinary item - diluted              $(58,828)          $51,942
      Extraordinary item, net of taxes                                    918                --
                                                                     --------           -------
      Net income (loss) - diluted                                    $(59,746)          $51,942
                                                                     ========           =======

   DENOMINATOR:

      Weighted average shares outstanding - basic                      37,922            45,209
      Dilutive effect of options                                          316               405
      Dilutive effect of weighted average of
        TIDES securities outstanding                                      677             2,841
                                                                     --------           -------
      Weighted average shares outstanding - diluted                    38,915            48,455
                                                                     ========           =======

     Income (loss) per share before extraordinary
       item - diluted                                                $  (1.51)          $  1.07
     Extraordinary item                                                  0.03                --
                                                                     --------           -------
     Net income (loss)  per share - diluted                          $  (1.54)          $  1.07
                                                                     ========           =======

If anti-dilutive, see diluted computation below,
        without the conversion of the TIDES                         Anti-dilutive     Anti-dilutive


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
Net Income (Loss) Per Share - Diluted
   NUMERATOR:
   Diluted:
      Income (loss) before extraordinary item                     $(59,959)        $47,254

      Extraordinary item, net of taxes                                 918              --
                                                               -----------        --------
      Net income (loss) - diluted                                 $(60,877)        $47,254
                                                               ===========        ========
   DENOMINATOR:

      Weighted average shares outstanding - basic                   37,922          45,209

      Dilutive effect of options                                       316             405
                                                               -----------        --------
      Weighted average shares outstanding - diluted                 38,238          45,614
                                                               ===========        ========
     Income (loss) per share before extraordinary item
         -diluted                                                 $  (1.57)        $  1.04
     Extraordinary item                                               0.02             --
                                                               ------------       --------
     Net income (loss)  per share - diluted                       $  (1.59)        $  1.04
                                                               ===========        ========
If anti-dilutive, use basic                                    Anti-dilutive      Dilutive

PRO FORMA DATA:                                                              Three         Three          Twelve
                                                                Year         Months        Months         Months          Year
                                                                Ended        Ended         Ended          Ended           Ended
                                                              September     December      December       December        December
                                                                 30            31            31             31              31
                                                              ----------    ---------     --------       --------       --------
                                                                 1998          1997         1998           1998           1999
                                                              ----------    ---------     --------       --------       --------
                                                                           (Unaudited)                  (Unaudited)

Pro forma net income (loss) per share - basic
      NUMERATOR:
      Pro forma income (loss) before extraordinary item         $ 2,773      $(13,073)      $15,923      $31,769          $20,676
      Extraordinary item, net of pro forma taxes                  1,488          --            --          1,488              918
                                                                -------      --------       -------      -------          -------
      Pro forma net income (loss)  - basic                      $ 1,285      $(13,073)      $15,923      $30,281          $19,758
                                                                =======      ========       =======      =======          =======

   DENOMINATOR:

      Weighted average shares outstanding                        21,534        21,534        21,534       21,534           37,922
      Shares adjusted  under SAB 1.b.3                              705          --           3,208        2,570             --
                                                                -------      --------       -------      -------          -------
      Weighted average shares outstanding - basic                22,239        21,534        24,742       24,104           37,922
                                                                =======      ========       =======      =======          =======
   Basic:
      Pro forma income (loss) per share before                  $  0.12      $  (0.61)      $  0.64      $  1.32          $  0.55
         extraordinary item
      Extraordinary item, net of pro forma taxes                   0.06          --            --           0.06             0.03
                                                                -------      --------       -------      -------          -------
      Pro forma net income (loss) per share - basic             $  0.06      $  (0.61)      $  0.64      $  1.26          $  0.52
                                                                =======      ========       =======      =======          =======
Pro forma net income per share - diluted:
   NUMERATOR:
      Pro form income (loss) before extraordinary item          $ 2,773      $(13,073)      $15,923      $31,769          $20,676

      Effect of dilutive securities:
          Financing cost of TIDES securities                       --            --            --           --              1,131
          Convertible Subordinated Debentures - stated
             interest, net of tax                                 1,194           296           314        1,211             --
          Convertible Subordinated Debentures - index
             adjustment                                           8,841        14,903        29,503       23,441             --
                                                                -------      --------       -------      -------          -------
      Pro forma income before extraordinary item - diluted       12,808         2,126        45,740       56,421           21,807

      Extraordinary item, net of pro forma taxes                  1,488          --            --          1,488              918
                                                                -------      --------       -------      -------          -------
      Pro forma net income - diluted                            $11,320      $  2,126       $45,740      $54,933          $20,889
                                                                =======      ========       =======      =======          =======




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
DENOMINATOR:

     Weighted average shares outstanding - basic                 21,534        21,534        21,534       21,534           37,922

      Shares adjusted  under SAB 1.b.3                              705          --           3,208        2,570             --

      Effect of dilutive securities:

         TIDES                                                     --            --            --           --                677

         Convertible Subordinated Debentures                      4,323         4,323         4,323        4,323             --
                                                                -------      --------       -------      -------          -------
      Weighted average shares outstanding - diluted              26,562        25,857        29,065       28,427           38,599
                                                                =======      ========       =======      =======          =======
   Diluted:
     Pro forma income  per share before extraordinary
      item - diluted                                            $  0.48      $   0.08       $  1.57      $  1.98          $  0.56

     Extraordinary item, net of pro forma taxes                    0.06          --            --           0.05             0.03
                                                                -------      --------       -------      -------          -------
     Pro forma net income per share - diluted                   $  0.42      $   0.08       $  1.57      $  1.93          $  0.53
                                                                =======      ========       =======      =======          =======
                                                                  Anti-        Anti-         Anti-         Anti-            Anti-
If anti-dilutive, use basic                                     dilutive     dilutive       dilutive     dilutive         dilutive

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